UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2017

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35253	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24911 Avenue Stanford

Valencia, California 91355

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2017, the Board of Directors (the “Board”) of Wesco Aircraft Holdings, Inc. (the “Company”) appointed Kerry A. Shiba to serve as the Company’s Executive Vice President and Chief Financial Officer (Principal Financial Officer), effective September 18, 2017. Mr. Shiba replaces Richard J. Weller who previously informed the Board of his intention to retire, which retirement was effective September 15, 2017.

Mr. Shiba, age 62, has over 40 years of experience in the finance and accounting organizations of multi-national corporations, most recently serving as Executive Vice President, Chief Financial Officer and Secretary of Superior Industries International, Inc. (“Superior”), a publicly-traded global manufacturer of aluminum wheels for the automotive industry, from 2010 to 2017.  Before joining Superior, Mr. Shiba served as Senior Vice President, Chief Financial and Restructuring Officer and President of the Original Equipment Business Unit at Remy International, Inc., a leading manufacturer of rotating electrical components for the automotive industry, from 2006 to 2008.  Prior to that, he served in roles of increasing responsibility within the finance and accounting organization at Kaiser Aluminum Corporation (“Kaiser Aluminum”), a leading producer of fabricated aluminum products for aerospace, general engineering, automotive and custom industrial applications, from 1998 to 2006.  Mr. Shiba’s tenure at Kaiser Aluminum included service as Vice President and Controller, Fabricated Products Group from 1998 to 2002; Vice President and Treasurer from 2002 to 2004; and Vice President and Chief Financial Officer from 2004 to 2006.  Prior to joining Kaiser Aluminum, he served in various roles within the finance and accounting organization at The B.F. Goodrich Company (“Goodrich”), a leading global supplier of systems and services to the aerospace and defense industry and chemical products, from 1981 to 1998, concluding his career at Goodrich as the Vice President and Controller of Specialty Chemicals.  Mr. Shiba began his career at Ernst & Young, L.L.P., where he served on the audit staff, and later as a consultant, from 1978 to 1981.  He received his Bachelor of Arts degree in Accounting and Political Science from Baldwin Wallace College.

The Board has approved the following terms and conditions for Mr. Shiba’s employment: Mr. Shiba’s annual base salary will initially be $450,000, which may be increased beginning in January 2019 upon review by the Compensation Committee of the Board (the “Compensation Committee”) and the Board. He will also be eligible to receive an annual cash bonus award under the Company’s Management Incentive Plan targeted at 75% of base salary, subject to the attainment of individual and Company performance goals. In connection with his commencement of employment, Mr. Shiba will receive an initial equity grant of restricted stock or restricted stock units having a targeted grant date fair value of $250,000, which grant will be eligible to vest in a single installment after three years and which may be subject to performance vesting conditions as may be determined at the time of the award grant, which will occur upon or shortly after Mr. Shiba’s start date. Mr. Shiba will be eligible to receive subsequent periodic equity awards in accordance with the Company’s regular practices. For the grant cycle that is expected to occur in October 2017, Mr. Shiba will be eligible for an award with a targeted grant date fair value of $562,500, to be delivered in such forms and subject to such vesting and other terms and conditions as will be determined at the time of grant. Mr. Shiba will participate in other employee benefit plans on the same basis as other senior executives, including use of a company-paid automobile.

In addition, Mr. Shiba and Wesco Aircraft Hardware Corp. (“Hardware”), a wholly owned subsidiary of the Company, entered into a severance agreement dated as of September 15, 2017. The severance agreement provides that, upon the termination of Mr. Shiba’s employment without cause or his resignation of employment for good reason (each a “Qualifying Termination”), Mr. Shiba will be entitled to, subject to his signing and not revoking a general release of claims, (i) severance payments equal to one times his annual base salary; (ii) a pro-rated bonus for the year of termination (based on actual performance for the fiscal year); (iii) continued use of his Hardware-owned or leased automobile, and reimbursement of operating and maintenance expenses, for six months following his termination; and (iv) monthly payments of an amount equal to the COBRA premium required to continue group medical, dental and vision coverage for 12 months following his termination.

If a Qualifying Termination occurs within two years after a change in control of the Company, the severance agreement provides that Mr. Shiba will be entitled to, in lieu of the amounts above, (i) severance payments equal to two times the sum of his annual base salary plus target annual bonus amount; (ii) continued use of his Hardware-owned or leased automobile, and reimbursement of operating and maintenance expenses, for six months following his termination; and (iii) monthly payments of an amount equal to the COBRA premium required to continue group medical, dental and vision coverage for 24 months following his termination. In addition, if a Qualifying Termination occurs within two years after a change in control of the Company, the severance agreement provides that all of Mr. Shiba’s unvested equity or equity-based awards will fully vest, provided that, unless a provision more favorable to Mr. Shiba is included in the applicable award agreement, any such awards that are subject to performance-based vesting conditions will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement. The foregoing amounts are in addition to the payment of all earned but unpaid base salary through Mr. Shiba’s termination date and other vested benefits to which he is entitled under the Company’s benefit plans and arrangements.

The severance agreement contains non-disparagement, confidentiality and assignment of inventions provisions for the Company’s benefit and prohibits Mr. Shiba from soliciting Hardware’s employees for a period of two years following his termination. The severance agreement has an initial term of three years, subject to automatic extension for successive one-year periods thereafter, unless Hardware delivers notice of non-renewal to Mr. Shiba at least 90 days before the end of the then-current contract term. If a change in control occurs, the term is automatically extended until the two-year anniversary of the change in control date. In addition, if a Qualifying Termination occurs, the term is automatically extended as necessary to allow each party’s rights and obligations under the severance agreement to be fully satisfied.

The summary of the severance agreement contained in this Item 5.02 is qualified in its entirety by reference to the severance agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Upon the commencement of his employment, Mr. Shiba is also expected to enter into the Company’s standard indemnification agreement, the form of which was filed as an exhibit to the Company’s registration statement on Form S-1, as amended (Registration No. 333-173381).

In connection with his retirement as Executive Vice President and Chief Financial Officer, Mr. Weller entered into a separation agreement with the Company and Hardware, pursuant to which he will receive the severance payments and benefits set forth in the Executive Severance Agreement previously entered into between Mr. Weller and Hardware, as well as accelerated vesting of certain equity awards that were scheduled to vest on September 30, 2017. The summary of the separation agreement contained in this Item 5.02 is qualified in its entirety by reference to the separation agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on September 15, 2017, Dan Snow informed the Board of his decision to retire from his position as the Company's Executive Vice President and Chief Supply Chain Officer, effective October 6, 2017. In connection with his retirement, Mr. Snow entered into a separation agreement with the Company and Hardware, pursuant to which he will receive the severance payments and benefits set forth in the Executive Severance Agreement previously entered into between Mr. Snow and Hardware, as well as accelerated vesting of certain equity awards and certain relocation related benefits. The summary of the separation agreement contained in this Item 5.02 is qualified in its entirety by reference to the separation agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the Company’s press release announcing the appointment of Mr. Shiba as Executive Vice President and Chief Financial Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of management, as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as “will,” “expected” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: general economic and industry conditions; conditions in the credit markets; changes in military spending; risks unique to suppliers of equipment and services to the U.S. government; risks associated with the Company’s long-term, fixed-price agreements that have no guarantee of future sales volumes; risks associated with the loss of significant customers, a material reduction in purchase orders by significant customers, or the delay, scaling back or elimination of significant programs on which the Company relies; the Company’s ability to effectively compete in its industry; the Company’s ability to effectively manage its inventory; the Company’s suppliers’ ability to provide it with the products the Company sells in a timely manner, in adequate quantities and/or at a reasonable cost; the Company’s ability to maintain effective information technology systems; the Company’s ability to retain key personnel; risks associated with the Company’s international operations, including exposure to foreign currency movements; risks associated with assumptions the Company makes in connection with its critical accounting estimates (including goodwill) and legal proceedings; the Company’s dependence on third-party package delivery companies; fuel price risks; fluctuations in the Company’s financial results from period-to-period; environmental risks; risks related to the handling, transportation and storage of chemical products; risks related to the aerospace industry and the regulation thereof; risks related to the Company’s indebtedness; and other risks and uncertainties.

The foregoing list of factors is not exhaustive.  You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this Current Report (including information included or incorporated by reference herein) are based upon information available to the Company as of the date hereof, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
10.1	Executive Severance Agreement with Kerry A. Shiba, dated September 15, 2017

10.2	Separation Agreement with Richard J. Weller dated September 15, 2017

10.3	Separation Agreement with Dan Snow dated September 15, 2017

99.1	Press Release, issued by the Company on September 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2017	WESCO AIRCRAFT HOLDINGS, INC.

	By:	/s/ Todd S. Renehan
Todd S. Renehan
Chief Executive Officer